EXHIBIT 10.2



                        [PACKAGING DYNAMICS LETTERHEAD]


October 1, 2004



Henry C. Newell
1363 Osage Orange Road
Grayslake, IL 60030

Dear Hank:

Reference is hereby made to that certain Severance and Change of Control Agreement (the "Severance Agreement"), dated as of January 23, 2003, by and between Packaging Dynamics Corporation (the "Company") and you. This letter agreement will confirm the understanding between you and the Company with respect to your appointment as Vice President, Operations of the Company, effective as of September 14, 2004 (the "Appointment").

It is hereby agreed and understood by you and the Company that the Appointment shall in no way constitute (i) a termination of your employment by the Company "Without Cause" as such term is defined in the Severance Agreement or (ii) a "Good Reason" as such term is defined in the Severance Agreement. It is further hereby agreed and understood by you and the Company that from and after September 14, 2004, your position as set forth in Section 1 of the Severance Agreement shall be changed from "Vice President and Chief Financial Officer" to "Vice President, Operations."


Please indicate your agreement to the foregoing by signing in the space provided below and returning an executed copy of this letter to the undersigned.

                                     Very truly yours,


                                     PACKAGING DYNAMICS
                                     CORPORATION



                                     By: /s/ Frank V. Tannura
                                         --------------------------------
                                     Name:  Frank V. Tannura
                                     Title: Chairman and Chief Executive
                                            Officer


Agreed to and accepted as of the date first written above:


By:  /s/ Henry C. Newell
    --------------------------
     HENRY C. NEWELL, individually